UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 22, 2009

______________

ZOOM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

______________

Delaware	0-18672	51-0448969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 South Street, Boston, MA 02111

(Address of principal executive offices, including zip code)

(617) 423-1072

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 27, 2009, Zoom Technologies, Inc. (the “Company”) entered into a Modification Agreement for Zoom Employee’s Severance Agreement with Frank B. Manning, President and Chief Executive Officer, Robert A. Crist, Chief Financial Officer and Deena Randall, Vice President of Operations (each, a “Named Executive Officer”). Pursuant to these arrangements the Company and each Named Executive Officer agreed that any option granted by the Company to such Named Executive Officer during the period beginning January 1, 2009 and ending December 31, 2009 would not be subject to acceleration upon a change on control of the Company regardless of the term of any other agreement between the Company and such Named Executive Officer. The form of a Modification Agreement for Zoom Employee’s Severance Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On January 22, 2009, the Compensation Committee awarded stock options to purchase shares of the Company’s common stock to each of the Named Executive Officers at an exercise price of $1.80 per share. Fifty percent of these stock options become exercisable one year after the date of grant and 50% of these stock options become exercisable two years after the date of grant provided the holder of the option remains employed by the Company. The following table sets forth the number of shares of common stock of the Company underlying the stock options awarded to each Named Executive Officer.

Named Executive Officer	Number of Shares Underlying Stock Options
Frank B. Manning	20,000
Robert A. Crist	15,000
Deena Randall	15,000

The form of non-qualified stock option agreement issued to each Named Executive Officer is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description
10.1	Form of Modification Agreement for Zoom Employee’s Severance Agreement dated January 27, 2009.
10.2	Form of Non-Qualified Stock Option Agreement granted on January 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC.
(Registrant)

By:	/s/ ROBERT A. CRIST
Robert A. Crist
Chief Financial Officer

Date: February 3, 2009

3